UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2005

Callisto Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1609
New York, New York 10170
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 3.02.

Item 3.02        Unregistered Sales of Equity Securities.

On August 22, 2005, Callisto Pharmaceuticals, Inc. (the “Company”) closed a private placement of 1,869,203 shares of common stock to certain current stockholders of the Company (the “Investors”). The shares were sold pursuant to a Common Stock Purchase Agreement dated as of August 22, 2005 between the Company and the Investors (the “Common Stock Purchase Agreement”). The shares were sold at a price of $0.97 per share for aggregate proceeds of approximately $1.8 million. The Company paid an aggregate $126,250 to certain selling agents.

In connection with the offer and sale of securities to the Investors, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Company believes that the Investors are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act.

Pursuant to the Common Stock Purchase Agreement, the Company has agreed to file, within 45 days after the closing, a registration statement covering the resale of the shares of common stock sold to the Investors

A copy of the Common Stock Purchase Agreement filed herewith as Exhibit 10.1 is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(c)	Exhibits.

	10.1	Common Stock Purchase Agreement dated August 22, 2005 between Callisto Pharmaceuticals, Inc. and the investors listed on Exhibit A thereto.

	99.1	Press Release dated August 23, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 26, 2005

CALLISTO PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob

Gary S. Jacob, Ph.D. Chief Executive Officer

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